RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated August 3, 2011

Pricing Supplement Dated August   , 2011 to the Product
Prospectus Supplement, Prospectus Supplement, and
Prospectus, Each Dated January 28, 2011
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering twenty six (26) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Twenty six RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	August 15, 2011	Principal Amount:	$1,000 per RevCons
Issuance Date:	August 18, 2011	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3107	Arch Coal, Inc. (ACI)	13.75%	80%	3 Months	78008TND2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3108	AK Steel Holding Corporation (AKS)	13.00%	75%	3 Months	78008TNE0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3109	Acme Packet, Inc. (APKT)	16.75%	70%	3 Months	78008TNF7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3110	ATP Oil & Gas Corporation (ATPG)	17.00%	75%	3 Months	78008TNG5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3111	Bank of America Corporation (BAC)	12.50%	80%	3 Months	78008TNH3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3112	Blackstone Group LP (BX)	10.25%	80%	3 Months	78008TNK6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3113	Cree, Inc. (CREE)	15.25%	70%	3 Months	78008TNL4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3114	Foster Wheeler AG (FWLT)	11.00%	80%	3 Months	78008TNM2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3115	The Goodyear Tire & Rubber Company (GT)	15.00%	80%	3 Months	78008TNN0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3116	Hecla Mining Corporation (HL)	12.25%	75%	3 Months	78008TNP5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3117	JDS Uniphase Corporation (JDSU)	18.50%	70%	3 Months	78008TNQ3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3118	Lululemon Athletica, Inc. (LULU)	18.75%	80%	3 Months	78008TNR1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3119	Las Vegas Sands Corporation (LVS)	14.75%	80%	3 Months	78008TNS9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3120	Netflix Inc. (NFLX)	15.25%	80%	3 Months	78008TNT7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3121	Sears Holdings Corporation (SHLD)	14.50%	80%	3 Months	78008TNU4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3122	Tesoro Corporation (TSO)	10.75%	75%	3 Months	78008TNV2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3123	El Dorado Gold Corporation (EGO)	13.00%	80%	6 Months	78008TNW0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3124	Ford Motor Co. (F)	9.25%	80%	6 Months	78008TNX8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3125	Halliburton Co. (HAL)	10.25%	80%	6 Months	78008TNY6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3126	Hartford Financial Services Group (HIG)	10.50%	80%	6 Months	78008TNZ3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3127	International Paper Company (IP)	10.25%	80%	6 Months	78008TPB4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3128	The Mosaic Company (MOS)	11.25%	80%	6 Months	78008TPA6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3129	United States Steel Corporation (X)	13.75%	80%	6 Months	78008TPC2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3130	Caterpillar Inc. (CAT)	8.50%	80%	12 Months	78008TPD0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3131	Deer & Co. (DE)	8.00%	80%	12 Months	78008TPE8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3132	Lorillard, Inc. (LO)	8.25%	75%	12 Months	78008TPF5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to twenty six (26) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Sixteen (16) of the Notes have a term of three months (“Three Month Notes”), seven (7) have a term of six months (“Six Month Notes”) and three (3) have a term of twelve months (“Twelve Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	August 15, 2011

Issuance Date:	August 18, 2011

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 18th day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	November 15, 2011

Maturity Date:	November 18, 2011

Six Month Notes:

Valuation Date:	February 15, 2012

Maturity Date:	February 21, 2012

Twelve Month Notes:

Valuation Date:	August 15, 2012

Maturity Date:	August 20, 2012

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$75.00	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008TND2 (ACI): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNE0 (AKS): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNF7 (APKT): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNG5 (ATPG): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNH3 (BAC): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNK6 (BX): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNL4 (CREE): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNM2 (FWLT): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNN0 (GT): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNP5 (HL): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNQ3 (JDSU): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNR1 (LULU): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008TNS9 (LVS): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNT7 (NFLX): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNU4 (SHLD): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNV2 (TSO): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNW0 (EGO): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNX8 (F): [ ]% of each stated interest payment (9.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNY6 (HAL): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TNZ3 (HIG): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TPB4 (IP): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TPA6 (MOS): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TPC2 (X): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TPD0 (CAT): [ ]% of each stated interest payment (8.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008TPE8 (DE): [ ]% of each stated interest payment (8.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008TPF5 (LO): [ ]% of each stated interest payment (8.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The company markets its coal primarily to electric utilities. Its common stock trades on the New York Stock Exchange under the symbol “ACI.”

•
AK Steel Holding Corporation, through its wholly-owned subsidiary, produces flat rolled carbon steel. The company produces coated, cold rolled, and hot rolled carbon steel for the automotive, appliance, construction, and manufacturing markets. The company also cold rolls and aluminum coats stainless steel for automotive industry customers. Its common stock trades on the New York Stock Exchange under the symbol “AKS.”

•
Acme Packet, Inc. provides session border controllers for internet service providers. The company's products consist of hardware and proprietary software that allow service providers to deliver interactive communications services such as voice over internet protocol. Its common stock trades on the Nasdaq Global Select Market under the symbol “APKT.”

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. The company also operates in the shallow waters of the Gulf of Mexico and in the North Sea. Its common stock trades on the Nasdaq Global Select Market under the symbol “ATPG.”

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “BAC.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
The Blackstone Group LP is a global alternative asset manager and provider of financial advisory services. The company's asset management businesses include the management of corporate private equity funds, real estate funds, mezzanine funds, proprietary hedge funds and closed-end mutual funds. The company also provides M&A and reorganization advisory, as well as private placement services. Its common units representing limited partner interests trade on the New York Stock Exchange under the symbol “BX.”

•
Cree, Inc. develops and manufactures semiconductor materials and electronic devices made from silicon carbide (SiC). The company uses proprietary technology to make enabling compound semiconductors such as blue and green light emitting diodes, SiC crystals used in the production of unique gemstones, and SiC wafers that are sold for device production and research. Its common stock trades on the Nasdaq Global Select Market under the symbol “CREE.”

•
Foster Wheeler AG provides design, engineering, construction, manufacturing, project development and management, research, plant operations, and environmental services. The company serves the petrochemical, petroleum and gas, pharmaceutical, chemical processing, and other industries. The company's products include fired heaters and steam generating units. Its common stock trades on the Nasdaq Global Select Market under the symbol “FWLT.”

•
The Goodyear Tire & Rubber Company develops, manufactures, distributes, and sells tires for most applications. The company also manufactures and markets several lines of rubber and rubber-related chemicals and provides automotive repair services.The company also retreads truck, aircraft, and heavy equipment tires. The company provides its products and services worldwide. Its common stock trades on the New York Stock Exchange under the symbol “GT.”

•
Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico. Its common stock trades on the New York Stock Exchange under the symbol “HL.”

•
JDS Uniphase Corporation provides communications test & measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. The company also provides optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. Its common stock trades on the Nasdaq Global Select Market under the symbol “JDSU.”

•
lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock trades on the Nasdaq Global Select Market under the symbol “LULU.”

•
Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in the United States, Macau and Singapore. The company’s casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities. Its common stock trades on the New York Stock Exchange under the symbol “LVS.”

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock trades on the Nasdaq Global Select Market under the symbol “NFLX.”

•
Sears Holdings Corporation is a broadline retailer with full-line and specialty retail stores in the United States and Canada. The company retails home appliances, as well as tools, lawn and garden products, home electronics, and other products. The company also provides automotive repair and maintenance. Its common stock trades on the Nasdaq Global Select Market under the symbol “SHLD.”

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. Tesoro also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

•
Eldorado Gold Corporation acquires, explores, and develops mineral properties. The company currently has operating gold mines in Brazil, China, Turkey, Greece, and surrounding regions. Its common shares trade on the New York Stock Exchange under the symbol “EGO.”

•
Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock trades on the New York Stock Exchange under the symbol “F.”

•
Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock trades on the New York Stock Exchange under the symbol “HAL.”

•
The Hartford Financial Services Group, Inc. provides a range of insurance products and operates around the world. The company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance. Its common stock trades on the New York Stock Exchange under the symbol “HIG.”

•
International Paper Company produces and distributes printing paper, packaging, forest products, and chemical products. The company operates specialty businesses in global markets as well as a broadly based distribution network, and exports its products worldwide. Its common stock trades on the New York Stock Exchange under the symbol “IP.”

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries. The company's principal products include concentrated phosphates, and potash. Its common stock trades on the New York Stock Exchange under the symbol “MOS.”

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Caterpillar Inc. designs, manufactures, and markets construction, mining, agricultural, and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. The company distributes its products through a worldwide organization of dealers. Its common stock trades on the New York Stock Exchange under the symbol “CAT.”

•
Deere & Company manufactures and distributes a range of agricultural, construction and forestry, and commercial and consumer equipment. The company supplies replacement parts for its own products and for those of other manufacturers. The company also provides product and parts financing services. Its common stock trades on the New York Stock Exchange under the symbol “DE.”

•
Lorillard, Inc. manufactures and sells cigarettes. The company produces cigarettes for both the premium and discount segments of the domestic cigarette market for sale to distributors and retailers in the United States. Its common stock trades on the New York Stock Exchange under the symbol “LO.”

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2008, 2009, 2010, as well as for the first and second quarters of 2011 and the period from July 1, 2011 to August 3 2011.  No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.  During 2008 and the first three quarters of 2009, the common shares of Eldorado Gold Corporation traded on the NYSE Arca under the symbol “EGO.”

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	6/30/2010	28.51	19.26	19.81
7/1/2010	9/30/2010	27.07	19.10	26.71
10/1/2010	12/31/2010	35.51	24.20	35.06

1/1/2011	3/31/2011	36.99	30.70	36.04
4/1/2011	6/30/2011	36.75	24.10	26.66
7/1/2011	8/3/2011	28.75	23.52	23.85

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	57.19	34.20	54.42
4/1/2008	6/30/2008	73.07	54.21	69.00
7/1/2008	9/30/2008	67.35	22.54	25.92
10/1/2008	12/31/2008	25.29	5.20	9.32

1/1/2009	3/31/2009	13.07	5.40	7.12
4/1/2009	6/30/2009	21.70	6.81	19.19
7/1/2009	9/30/2009	24.27	14.77	19.73
10/1/2009	12/31/2009	22.80	15.04	21.35

1/1/2010	3/31/2010	26.75	19.22	22.86
4/1/2010	6/30/2010	25.12	11.85	11.92
7/1/2010	9/30/2010	15.70	11.34	13.81
10/1/2010	12/31/2010	16.85	12.09	16.37

1/1/2011	3/31/2011	17.87	14.00	15.78
4/1/2011	6/30/2011	17.07	13.79	15.76
7/1/2011	8/3/2011	16.74	10.51	10.75

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	12.73	6.85	7.99
4/1/2008	6/30/2008	10.08	7.72	7.76
7/1/2008	9/30/2008	7.99	4.06	5.73
10/1/2008	12/31/2008	5.72	2.83	5.26

1/1/2009	3/31/2009	6.54	3.56	6.07
4/1/2009	6/30/2009	10.34	5.91	10.12
7/1/2009	9/30/2009	10.88	7.54	10.01
10/1/2009	12/31/2009	12.25	9.20	11.00

1/1/2010	3/31/2010	20.25	10.13	19.28
4/1/2010	6/30/2010	30.63	19.05	26.88
7/1/2010	9/30/2010	40.57	26.00	37.94
10/1/2010	12/31/2010	59.34	33.07	53.16

1/1/2011	3/31/2011	77.64	48.82	70.96
4/1/2011	6/30/2011	84.50	60.30	70.13
7/1/2011	8/3/2011	75.12	53.80	57.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	52.25	28.89	32.72
4/1/2008	6/30/2008	47.35	26.55	39.47
7/1/2008	9/30/2008	41.50	16.17	17.81
10/1/2008	12/31/2008	18.69	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.16	4.84	6.96
7/1/2009	9/30/2009	22.98	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	3/31/2010	20.57	12.72	18.81
4/1/2010	6/30/2010	23.97	8.16	10.59
7/1/2010	9/30/2010	14.72	8.85	13.65
10/1/2010	12/31/2010	17.44	13.06	16.74

1/1/2011	3/31/2011	21.39	15.50	18.11
4/1/2011	6/30/2011	19.12	14.40	15.31
7/1/2011	8/3/2011	16.23	11.85	12.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	9/30/2010	15.72	12.18	13.11
10/1/2010	12/31/2010	13.66	10.91	13.34

1/1/2011	3/31/2011	15.31	13.16	13.33
4/1/2011	6/30/2011	13.88	10.40	10.96
7/1/2011	8/3/2011	11.13	9.32	9.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	22.25	13.40	15.88
4/1/2008	6/30/2008	20.97	15.92	18.21
7/1/2008	9/30/2008	19.49	14.00	15.34
10/1/2008	12/31/2008	15.95	4.16	6.53

1/1/2009	3/31/2009	9.19	3.55	7.25
4/1/2009	6/30/2009	14.44	6.92	10.54
7/1/2009	9/30/2009	15.35	8.54	14.20
10/1/2009	12/31/2009	17.22	12.71	13.12

1/1/2010	3/31/2010	15.10	12.03	14.00
4/1/2010	6/30/2010	15.48	9.34	9.56
7/1/2010	9/30/2010	12.72	8.93	12.69
10/1/2010	12/31/2010	14.65	12.31	14.15

1/1/2011	3/31/2011	18.95	14.23	17.88
4/1/2011	6/30/2011	19.62	15.95	16.56
7/1/2011	8/3/2011	17.78	15.13	15.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	35.50	23.12	27.96
4/1/2008	6/30/2008	31.80	22.60	22.81
7/1/2008	9/30/2008	29.00	17.10	22.78
10/1/2008	12/31/2008	23.92	12.57	15.87

1/1/2009	3/31/2009	24.93	15.59	23.53
4/1/2009	6/30/2009	31.75	22.64	29.39
7/1/2009	9/30/2009	38.95	26.39	36.75
10/1/2009	12/31/2009	57.32	34.38	56.37

1/1/2010	3/31/2010	72.36	52.66	70.22
4/1/2010	6/30/2010	83.36	59.07	60.03
7/1/2010	9/30/2010	75.71	47.30	54.29
10/1/2010	12/31/2010	72.85	47.81	65.89

1/1/2011	3/31/2011	69.20	42.76	46.16
4/1/2011	6/30/2011	46.81	32.41	33.59
7/1/2011	8/3/2011	34.75	30.17	33.01

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	85.65	46.08	56.62
4/1/2008	6/30/2008	79.97	55.86	73.15
7/1/2008	9/30/2008	75.00	30.51	36.11
10/1/2008	12/31/2008	35.29	13.86	23.38

1/1/2009	3/31/2009	28.18	12.73	17.47
4/1/2009	6/30/2009	28.73	17.00	23.75
7/1/2009	9/30/2009	35.81	18.33	31.91
10/1/2009	12/31/2009	33.95	27.48	29.44

1/1/2010	3/31/2010	35.01	23.98	27.14
4/1/2010	6/30/2010	32.37	20.54	21.06
7/1/2010	9/30/2010	25.89	20.34	24.46
10/1/2010	12/31/2010	35.39	22.53	34.52

1/1/2011	3/31/2011	39.75	32.48	37.62
4/1/2011	6/30/2011	38.74	28.29	30.38
7/1/2011	8/3/2011	30.76	26.01	27.11

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	29.87	22.36	25.80
4/1/2008	6/30/2008	30.10	17.53	17.83
7/1/2008	9/30/2008	23.10	14.16	15.31
10/1/2008	12/31/2008	15.11	3.94	5.97

1/1/2009	3/31/2009	8.09	3.17	6.26
4/1/2009	6/30/2009	14.26	6.00	11.26
7/1/2009	9/30/2009	18.84	9.98	17.03
10/1/2009	12/31/2009	18.23	11.88	14.10

1/1/2010	3/31/2010	16.39	12.06	12.64
4/1/2010	6/30/2010	15.27	9.89	9.94
7/1/2010	9/30/2010	12.65	9.10	10.75
10/1/2010	12/31/2010	12.18	9.51	11.85

1/1/2011	3/31/2011	15.71	11.42	14.98
4/1/2011	6/30/2011	18.83	14.44	16.77
7/1/2011	8/3/2011	18.25	14.77	15.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	12.79	8.06	11.16
4/1/2008	6/30/2008	13.10	7.40	9.26
7/1/2008	9/30/2008	9.94	4.00	4.68
10/1/2008	12/31/2008	4.91	1.03	2.80

1/1/2009	3/31/2009	2.95	1.17	2.00
4/1/2009	6/30/2009	3.89	1.85	2.68
7/1/2009	9/30/2009	5.04	2.26	4.39
10/1/2009	12/31/2009	7.47	3.80	6.18

1/1/2010	3/31/2010	6.99	4.27	5.47
4/1/2010	6/30/2010	6.47	4.90	5.22
7/1/2010	9/30/2010	6.44	4.52	6.32
10/1/2010	12/31/2010	11.52	6.20	11.26

1/1/2011	3/31/2011	11.56	7.81	9.08
4/1/2011	6/30/2011	9.95	6.87	7.69
7/1/2011	8/3/2011	8.64	7.48	8.27

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	14.26	9.49	13.39
4/1/2008	6/30/2008	15.32	11.04	11.36
7/1/2008	9/30/2008	11.98	7.73	8.46
10/1/2008	12/31/2008	8.47	2.01	3.65

1/1/2009	3/31/2009	5.30	2.21	3.25
4/1/2009	6/30/2009	6.34	3.15	5.72
7/1/2009	9/30/2009	8.38	4.76	7.11
10/1/2009	12/31/2009	8.75	5.35	8.25

1/1/2010	3/31/2010	12.86	7.67	12.53
4/1/2010	6/30/2010	13.95	9.50	9.84
7/1/2010	9/30/2010	12.95	9.05	12.39
10/1/2010	12/31/2010	14.69	10.19	14.48

1/1/2011	3/31/2011	29.12	14.52	20.84
4/1/2011	6/30/2011	22.40	15.28	16.66
7/1/2011	8/3/2011	17.09	12.12	12.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P26

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	24.11	10.63	14.22
4/1/2008	6/30/2008	18.67	12.95	14.53
7/1/2008	9/30/2008	15.00	8.33	11.52
10/1/2008	12/31/2008	11.97	3.41	3.97

1/1/2009	3/31/2009	4.60	2.17	4.33
4/1/2009	6/30/2009	7.82	4.44	6.52
7/1/2009	9/30/2009	12.57	5.61	11.38
10/1/2009	12/31/2009	15.60	10.53	15.05

1/1/2010	3/31/2010	21.20	12.88	20.75
4/1/2010	6/30/2010	23.25	17.59	18.61
7/1/2010	9/30/2010	23.29	15.54	22.36
10/1/2010	12/31/2010	37.30	21.27	34.21

1/1/2011	3/31/2011	45.47	32.69	44.53
4/1/2011	6/30/2011	57.09	41.21	55.91
7/1/2011	8/3/2011	64.48	55.61	60.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P27

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	6/30/2010	27.84	18.09	22.14
7/1/2010	9/30/2010	35.87	20.73	34.85
10/1/2010	12/31/2010	55.46	34.61	45.95

1/1/2011	3/31/2011	51.00	36.05	42.22
4/1/2011	6/30/2011	48.24	37.23	42.21
7/1/2011	8/3/2011	48.74	42.30	46.79

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P28

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	9/30/2010	174.38	95.33	162.16
10/1/2010	12/31/2010	209.24	147.39	175.70

1/1/2011	3/31/2011	247.55	173.50	237.33
4/1/2011	6/30/2011	277.66	224.48	262.69
7/1/2011	8/3/2011	304.79	251.13	260.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P29

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	114.00	84.75	102.09
4/1/2008	6/30/2008	111.55	72.56	73.66
7/1/2008	9/30/2008	108.75	67.36	93.50
10/1/2008	12/31/2008	92.69	26.82	38.87

1/1/2009	3/31/2009	50.35	34.27	45.71
4/1/2009	6/30/2009	71.97	45.13	66.52
7/1/2009	9/30/2009	79.33	55.35	65.31
10/1/2009	12/31/2009	86.52	61.71	83.45

1/1/2010	3/31/2010	111.49	82.18	108.43
4/1/2010	6/30/2010	125.36	64.55	64.65
7/1/2010	9/30/2010	75.31	59.28	72.14
10/1/2010	12/31/2010	78.92	62.03	73.75

1/1/2011	3/31/2011	94.59	68.60	82.65
4/1/2011	6/30/2011	87.66	66.15	71.44
7/1/2011	8/3/2011	79.99	66.57	67.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P30

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	48.35	26.55	30.00
4/1/2008	6/30/2008	33.40	18.60	19.77
7/1/2008	9/30/2008	20.17	14.29	16.49
10/1/2008	12/31/2008	16.86	6.71	13.17

1/1/2009	3/31/2009	19.16	11.88	13.47
4/1/2009	6/30/2009	18.76	12.25	12.73
7/1/2009	9/30/2009	16.04	10.63	14.98
10/1/2009	12/31/2009	16.92	12.27	13.55

1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	8/3/2011	25.78	22.28	23.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P31

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	7.78	5.55	6.82
4/1/2008	6/30/2008	8.77	6.41	8.65
7/1/2008	9/30/2008	9.34	5.41	6.26
10/1/2008	12/31/2008	8.21	2.38	7.95

1/1/2009	3/31/2009	9.69	6.44	9.00
4/1/2009	6/30/2009	10.42	7.15	8.95
7/1/2009	9/30/2009	12.27	7.93	11.40
10/1/2009	12/31/2009	14.82	10.58	14.17

1/1/2010	3/31/2010	15.40	11.39	12.08
4/1/2010	6/30/2010	19.07	12.20	17.96
7/1/2010	9/30/2010	20.23	15.22	18.49
10/1/2010	12/31/2010	19.37	16.34	18.57

1/1/2011	3/31/2011	18.70	14.45	16.26
4/1/2011	6/30/2011	18.67	13.35	14.74
7/1/2011	8/3/2011	18.98	14.16	18.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P32

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	9/30/2010	13.24	10.02	12.24
10/1/2010	12/31/2010	17.42	12.12	16.79

1/1/2011	3/31/2011	18.97	13.78	14.91
4/1/2011	6/30/2011	16.18	12.66	13.79
7/1/2011	8/3/2011	14.22	11.36	11.65

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P33

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.98	30.01	39.33
4/1/2008	6/30/2008	53.97	38.56	53.07
7/1/2008	9/30/2008	55.38	29.00	32.39
10/1/2008	12/31/2008	31.97	12.80	18.18

1/1/2009	3/31/2009	21.47	14.68	15.47
4/1/2009	6/30/2009	24.76	14.82	20.70
7/1/2009	9/30/2009	28.58	18.11	27.12
10/1/2009	12/31/2009	32.00	25.50	30.09

1/1/2010	3/31/2010	34.87	27.71	30.13
4/1/2010	6/30/2010	35.22	21.10	24.55
7/1/2010	9/30/2010	33.84	24.27	33.07
10/1/2010	12/31/2010	41.72	28.86	40.83

1/1/2011	3/31/2011	50.47	37.69	49.84
4/1/2011	6/30/2011	51.39	44.47	51.00
7/1/2011	8/3/2011	57.77	50.22	53.06

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P34

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.41	64.57
7/1/2008	9/30/2008	68.35	31.50	40.99
10/1/2008	12/31/2008	39.74	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.16	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	3/31/2010	29.12	21.60	28.42
4/1/2010	6/30/2010	30.45	21.85	22.13
7/1/2010	9/30/2010	24.27	18.81	22.95
10/1/2010	12/31/2010	27.48	22.25	26.49

1/1/2011	3/31/2011	31.08	24.13	26.93
4/1/2011	6/30/2011	29.58	23.69	26.37
7/1/2011	8/3/2011	27.12	21.57	22.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P35

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	33.77	26.59	27.20
4/1/2008	6/30/2008	29.37	23.15	23.30
7/1/2008	9/30/2008	31.07	21.66	26.18
10/1/2008	12/31/2008	26.64	10.20	11.80

1/1/2009	3/31/2009	12.74	3.93	7.04
4/1/2009	6/30/2009	15.96	6.82	15.13
7/1/2009	9/30/2009	25.30	13.82	22.23
10/1/2009	12/31/2009	27.78	20.62	26.78

1/1/2010	3/31/2010	28.61	21.66	24.61
4/1/2010	6/30/2010	29.25	20.50	22.63
7/1/2010	9/30/2010	25.73	19.33	21.75
10/1/2010	12/31/2010	27.49	21.45	27.24

1/1/2011	3/31/2011	30.44	24.88	30.18
4/1/2011	6/30/2011	33.01	26.25	29.82
7/1/2011	8/3/2011	31.56	27.77	28.38

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P36

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	119.78	71.00	102.60
4/1/2008	6/30/2008	163.22	95.00	144.70
7/1/2008	9/30/2008	146.92	62.21	68.02
10/1/2008	12/31/2008	71.50	21.94	34.60

1/1/2009	3/31/2009	49.78	31.17	41.98
4/1/2009	6/30/2009	59.33	37.10	44.30
7/1/2009	9/30/2009	55.73	39.39	48.07
10/1/2009	12/31/2009	62.45	45.00	59.73

1/1/2010	3/31/2010	68.25	52.87	60.77
4/1/2010	6/30/2010	60.21	38.86	38.98
7/1/2010	9/30/2010	63.93	37.68	58.76
10/1/2010	12/31/2010	76.80	58.59	76.36

1/1/2011	3/31/2011	89.24	71.87	78.75
4/1/2011	6/30/2011	83.41	58.84	67.73
7/1/2011	8/3/2011	74.31	65.36	70.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P37

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	8/3/2011	47.32	35.95	37.30

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P38

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	78.62	60.01	78.29
4/1/2008	6/30/2008	85.96	72.56	73.82
7/1/2008	9/30/2008	75.87	58.11	59.60
10/1/2008	12/31/2008	58.18	32.00	44.67

1/1/2009	3/31/2009	47.05	21.72	27.96
4/1/2009	6/30/2009	40.96	27.50	33.04
7/1/2009	9/30/2009	54.70	30.02	51.33
10/1/2009	12/31/2009	61.21	47.50	56.99

1/1/2010	3/31/2010	64.42	50.50	62.85
4/1/2010	6/30/2010	72.83	55.51	60.07
7/1/2010	9/30/2010	80.00	58.07	78.68
10/1/2010	12/31/2010	94.89	76.52	93.66

1/1/2011	3/31/2011	111.97	92.31	111.35
4/1/2011	6/30/2011	116.42	94.21	106.46
7/1/2011	8/3/2011	112.64	93.54	96.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P39

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	94.71	71.65	80.44
4/1/2008	6/30/2008	94.88	70.18	72.13
7/1/2008	9/30/2008	73.84	46.18	49.50
10/1/2008	12/31/2008	49.00	28.55	38.32

1/1/2009	3/31/2009	46.73	24.52	32.87
4/1/2009	6/30/2009	47.98	31.88	39.95
7/1/2009	9/30/2009	47.03	34.91	42.92
10/1/2009	12/31/2009	56.87	40.29	54.09

1/1/2010	3/31/2010	62.08	48.34	59.46
4/1/2010	6/30/2010	63.67	52.77	55.68
7/1/2010	9/30/2010	73.70	53.69	69.78
10/1/2010	12/31/2010	84.85	67.67	83.05

1/1/2011	3/31/2011	97.25	81.80	96.89
4/1/2011	6/30/2011	99.80	77.83	82.45
7/1/2011	8/3/2011	87.12	74.54	77.07

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P40

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	N/A	N/A	N/A
4/1/2008	6/30/2008	79.00	66.77	69.16
7/1/2008	9/30/2008	77.14	62.76	71.15
10/1/2008	12/31/2008	71.91	53.30	56.35

1/1/2009	3/31/2009	67.00	52.51	61.74
4/1/2009	6/30/2009	69.94	58.73	67.77
7/1/2009	9/30/2009	78.57	66.46	74.30
10/1/2009	12/31/2009	81.76	73.61	80.23

1/1/2010	3/31/2010	81.74	72.09	75.24
4/1/2010	6/30/2010	82.06	70.80	71.98
7/1/2010	9/30/2010	83.02	70.87	80.31
10/1/2010	12/31/2010	89.71	78.55	82.06

1/1/2011	3/31/2011	96.97	72.40	95.01
4/1/2011	6/30/2011	116.84	94.70	108.87
7/1/2011	8/3/2011	113.67	103.04	106.97

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P41

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about August 18, 2011, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P42